INDEMNITY AGREEMENT
This Indemnity Agreement (the “Agreement”), dated as of _________, __, 202_, is made by and between Immersion Corporation, a Delaware corporation (the “Company”), and _________________________ (the “Indemnitee”).
RECITALS
A.     The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors, officers or agents of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors, officers and other agents.
B.     The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors, officers and agents with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take.
C.     Plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors, officers and other agents.
D.     The Company believes that it is unfair for its directors, officers and agents and the directors, officers and agents of its subsidiaries to assume the risk of huge judgments and other expenses which may occur in cases in which the director, officer or agent received no personal profit and in cases where the director, officer or agent was not culpable.
E.     The Company recognizes that the issues in controversy in litigation against a director, officer or agent of a corporation such as the Company or its subsidiaries are often related to the knowledge, motives and intent of such director, officer or agent, that he is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters, and that the long period of time which usually elapses before the trial or other disposition of such litigation often extends beyond the time that the director, officer or agent can reasonably recall such matters; and may extend beyond the normal time for retirement for such director, officer or agent with the result that he, after retirement or in the event of his death, his spouse, heirs, executors or administrators, may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such a director, officer or agent from serving in that position.
F.     Based upon their experience as business managers, the Board of Directors of the Company (the “Board”) has concluded that, to retain and attract talented and experienced individuals to serve as directors, officers and agents of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, it is necessary for the Company to contractually indemnify its directors, officers and agents and the directors, officers and agents of its subsidiaries, and to assume for itself maximum liability for expenses and damages in connection with claims against such directors, officers and agents in connection with their service to the Company and its subsidiaries, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its subsidiaries and the Company's stockholders.

G.     Section 145 of the General Corporation Law of Delaware, under which the Company is organized (“Section 145”), empowers the Company to indemnify its directors, officers, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive.
H.     This Agreement is a supplement to and in furtherance of the Bylaws and Certificate of Incorporation of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;
I.     Indemnitee has certain rights to indemnification and/or insurance provided by _______ which Indemnitee and ___________ intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board;
J.     The Company desires and has requested the Indemnitee to serve or continue to serve as a director, officer or agent of the Company and/or one or more subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or one or more subsidiaries of the Company.
K.     Indemnitee is willing to serve, or to continue to serve, the Company and/or one or more subsidiaries of the Company, provided that he is furnished the indemnity provided for herein.
AGREEMENT
NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:
1.     Definitions. For the purposes of this Agreement:
(a)     “Affiliated Stockholder” is defined in Section 4(d) of this Agreement.
(b)    Agent of the Company means any person who is or was a director, officer, employee or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company, or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.
(c)    Beneficial Owner shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.
(d)    “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

    (i)     Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;
    (ii)     Change in Board. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a least a majority of the members of the Board;
    (iii)     Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the Board or other governing body of such surviving entity;
    (iv)     Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and
    (v)     Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.
(e)    Exchange Act shall mean the Securities Exchange Act of 1934, as amended.
(f)    Expenses include all out of pocket expenses or costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements), actually 'and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement or Section 145 or otherwise; provided, however, that "expenses" shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a Proceeding.
(g)    Fund Indemnitors is defined in Section 9(b) of this Agreement.
(h)    Independent Counsel means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither at present is, nor in the past five years has been, retained to represent (i) the Company or an Indemnified Party in any matter material to either such party (other than with respect to matters concerning an Indemnified Party under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or an Indemnified Party in an action to determine an Indemnified Party’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
(i)     Indemnified Party and Indemnified Parties mean Affiliated Stockholders and Agents of an Affiliated Stockholder (to the extent provided by Sections 1(f), 1(h), 5 through 8, 9(d), 10 and 20 of this Agreement) and also includes the Indemnitee.
(j)    Person shall have the meaning stated in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(k)     Proceeding means any threatened, pending, or completed action, suit or other Proceeding, whether civil, criminal, administrative, or investigative.
(l)     Subsidiary means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.
2.     Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an agent of the Company, so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or any subsidiary of the Company or until such time as he tenders his resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment by Indemnitee.
3.     Liability Insurance.
(a)     Maintenance of D&O Insurance. The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an agent of the Company and thereafter so long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that the Indemnitee was an agent of the Company, the Company, subject to Section 3(c), shall promptly obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers.
(b)     Rights and Benefits. In all policies of D&O Insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if the Indemnitee is a director; or of the Company's officers, if the Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, if the Indemnitee is not a director or officer but is a key employee.
(c)     Limitation on Required Maintenance of D&O Insurance. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.

4.     Mandatory Indemnification. Subject to Section 8 below, the Company shall indemnify the Indemnitee as follows:
(a)     Successful Defense. To the extent the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding (including, without limitation, an action by or in the right of the Company) to which the Indemnitee was a party by reason of the fact that he is or was an Agent of the Company at any time, against all expenses of any type whatsoever actually and reasonably incurred by him in connection with the investigation, defense or appeal of such Proceeding.
(b)     Proceedings Other Than Proceedings by or in the Right of the Company. If the Indemnitee is a Person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was an Agent of the Company, or by reason of anything done or not done by him in any such capacity, the Company shall indemnify the Indemnitee against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) imposed by a court or governmental entity or otherwise actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such Proceeding, provided the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.
(c)     Derivative Actions or Other Proceedings by or in the Right of the Company. If the Indemnitee is a Person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company by reason of the fact that he is or was an Agent of the Company, or by reason of anything done or not done by him in any such capacity, the Company shall indemnify the Indemnitee against all expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement, or appeal of such Proceeding, provided the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and its stockholders; except that no indemnification under this Section 4(c) shall be made in respect to any claim, issue or matter as to which such Person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction unless and only to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such amounts which the court shall deem proper.
(d)     Indemnification of Affiliated Stockholder. If (i) Indemnitee is or was affiliated with one (1) or more investment funds or firms that has invested in the Company (an “Affiliated Stockholder”), and (ii) the Affiliated Stockholder is, or is threatened to be made, a party to or a participant in any Proceeding, and (iii) the Affiliated Stockholder’s involvement in the Proceeding (A) arises primarily out of, or relates to, any action taken by the Company that was approved by the Company’s Board, and (B) arises out of facts or circumstances that are the same or substantially similar to the facts and circumstances that form the basis of claims that have been, could have been or could be brought against the Indemnitee in a Proceeding, regardless of whether the legal basis of the claims against the Indemnitee and the Affiliated Stockholder are the same or similar, then the Affiliated Stockholder shall be entitled to all rights and remedies, including with respect to indemnification and advancement, provided to the Indemnitee under this Agreement as if the Affiliated Stockholder were the Indemnitee. The rights provided to the Affiliated Stockholder under this Section 4(d) shall be suspended during any period during which the Affiliated Stockholder does not have a representative on the Company’s Board; provided, however, that in the event of any such suspension or termination, the Affiliated Stockholder’s rights to indemnification and advancement of expenses will not be suspended or terminated with respect to any Proceeding based in whole or in part on facts and circumstances occurring at any time prior to such suspension or termination regardless of whether the Proceeding arises before or after such suspension or termination. The Company and Indemnitee intend and agree that the Affiliated Stockholder is an express third-party beneficiary of the terms of this Section 4(d).
(e)     Actions where Indemnitee is Deceased. If the Indemnitee is a Person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he is or was an Agent of the Company, or by reason of anything done or not done by him in any such capacity, and if prior to, during the pendency of after completion of such Proceeding Indemnitee becomes deceased, the Company shall indemnify the Indemnitee's heirs, executors and administrators against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred to the extent Indemnitee would have been entitled to indemnification pursuant to Sections 4(a), 4(b), or 4(c) above were Indemnitee still alive.
(f)     Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee or an Agent of an Affiliated Stockholder is, by reason of his or her corporate status or affiliation with Indemnitee, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee or such Agent of an Affiliated Stockholder is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection therewith.

(g)    Notwithstanding the foregoing, and except as provided in Section 9(b) of this Agreement, the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) for which payment is actually made to Indemnitee under a valid and collectible insurance policy of D&O Insurance, or under another valid and enforceable indemnity clause, by-law or agreement.
5.     Partial Indemnification and Contribution.
(a)     If an Indemnified Parties is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) incurred by him, her or it in the investigation, defense, settlement or appeal of a Proceeding, but not entitled, however, to indemnification for all of the total amount of this Agreement, the Company shall nevertheless indemnify the Indemnified Party for such total amount except as to the portion of this Agreement to which the Indemnified Party is not entitled.
(b)     Whether or not the indemnification provided in Section 4 of this Agreement is available, in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with an Indemnified Party (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring the Indemnified Party to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with an Indemnified Party (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against the Indemnified Party.
(c)     Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, an Indemnified Party shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Proceeding in which the Company is jointly liable with the Indemnified Party (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnified Party in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than the Indemnified Party, who are jointly liable with the Indemnified Party (or would be if joined in such Proceeding), on the one hand, and the Indemnified Party, on the other hand, from the transaction or events from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than the Indemnified Party who are jointly liable with the Indemnified Party (or would be if joined in such Proceeding), on the one hand, and the Indemnified Party, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than the Indemnified Party, who are jointly liable with the Indemnified Party (or would be if joined in such Proceeding), on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.
(d)     The Company hereby agrees to fully indemnify and hold Indemnified Parties harmless from any claims of contribution which may be brought by officers, directors, or employees of the Company, other than the Indemnified Parties, who may be jointly liable with the Indemnified Parties.
(e)     To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to an Indemnified Party for any reason whatsoever, the Company, in lieu of indemnifying the Indemnified Party, shall contribute to the amount incurred by the Indemnified Party, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and the Indemnified Party as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of the Company (and its directors, officers, employees and Agents) and the Indemnified Party in connection with such event(s) and/or transaction(s).
6.     Mandatory Advancement of Expenses. Subject to Section 8(a) below, the Company shall advance all expenses incurred by an Indemnified Party in connection with the investigation, defense, settlement or appeal of any Proceeding to which the Indemnified Party is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an Agent of the Company or the Affiliated Stockholder satisfies the conditions set forth in Section 4(d) of this Agreement. Indemnitee (and, as applicable, an Affiliated Stockholder or an Agent of an Affiliated Stockholder) hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that the Indemnitee (or, as applicable, the Affiliated Stockholder or the Agent of an Affiliated Stockholder) is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to the Indemnitee (or, as applicable, the Affiliated Stockholder or the Agent of an Affiliated Stockholder) within twenty (20) days following delivery of a written request therefor by the Indemnitee (or, as applicable, the Affiliated Stockholder or the Agent of an Affiliated Stockholder) to the Company.

7.     Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for the Indemnified Parties rights of indemnity that are as favorable as may be permitted under the DGCL and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether an Indemnified Party is entitled to indemnification under this Agreement:
(a)    To obtain indemnification under this Agreement, an Indemnified Party shall submit to the Company a written request, including such documentation and information as is reasonably available to the Indemnified Party and is reasonably necessary to determine whether and to what extent the Indemnified Party is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnified Party has requested indemnification. Notwithstanding the foregoing, any failure of an Indemnified Party to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to that Indemnified Party unless, and to the extent that, such failure actually and materially prejudices the interests of the Company. The Company will be entitled to participate in the Proceeding at its own Expense.
(b)    Upon written request by an Indemnified Party for indemnification pursuant to the first sentence of Section 7(a) of this Agreement, a determination with respect to the Indemnified Party’s entitlement thereto shall be made in the specific case by one of the following four methods, the choice of which method shall be at the election of the Board, unless there has been a Change in Control within the meaning of Section 1(d), in which case method (iii), use of an Independent Counsel, must be chosen:
    (i) by a majority vote of the disinterested directors, even though less than a quorum,
    (ii) by a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum,
    (iii) if there are no disinterested directors or if the disinterested directors so direct or if there has been a Change in Control within the meaning of Section 1(d), by the Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnified Parties, or
    (iv) if so directed by the Board, by the stockholders of the Company.
For purposes of this Section 7, disinterested directors are those members of the Board who are not parties to the Proceeding in respect of which indemnification is sought by an Indemnified Party.
(c)    If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b)(iii), the Independent Counsel shall be selected as provided in this Section 7(c). The Independent Counsel shall be selected by the Board. An Indemnified Party may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1(h) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by an Indemnified Party of a written request for indemnification pursuant to Section 7(a) of this Agreement, no Independent Counsel shall have been selected and not objected to, either the Company or the Indemnified Party may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnified Party to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 7(b) of this Agreement. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 7(b) of this Agreement, and the Company shall pay all reasonable fees and expenses incurred by the Company and the Indemnified Parties incident to the procedures of this Section 7(c), regardless of the manner in which such Independent Counsel was selected or appointed.
(d)    In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that the Indemnified Party is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because an Indemnified Party has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that an Indemnified Party has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that an Indemnified Party has not met the applicable standard of conduct.
(e)    An Indemnified Party shall be deemed to have acted in good faith if the Indemnified Party’s action is based on the records or books of account of the Company and its Subsidiaries, including financial statements, or on information supplied to the Indemnified Party by the officers of the Company and its Subsidiaries in the course of their duties, or on the advice of legal counsel for the Company and its Subsidiaries or on information or records given or reports made to the Company and its Subsidiaries by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company and its Subsidiaries. The provisions of this Section 7(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnified Party may be deemed to have met the applicable standard of conduct set forth in this Agreement. In addition, the knowledge and/or actions, or failure to act, of any director, officer, Agent or employee of the Company and its Subsidiaries shall not be imputed to an Indemnified Party for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 7(e) are satisfied, it shall in any event be presumed that an Indemnified Party has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
(f)    If the person, persons or entity empowered or selected under Section 7(b) to determine whether an Indemnified Party is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnified Party shall be entitled to such indemnification absent (i) a misstatement by the Indemnified Party of a material fact, or an omission of a material fact necessary to make the Indemnified Party’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty (60) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided further, that the foregoing provisions of this Section 7(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 7(b)(iv) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting of stockholders to be held within seventy five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.
(g)    An Indemnified Party shall cooperate with the person, persons or entity making such determination with respect to an Indemnified Party’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnified Party and reasonably necessary to such determination. Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnified Party’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by an Indemnified Party in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnified Party’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnified Party harmless therefrom.
(h)    In the event that any Proceeding to which an Indemnified Party is a party is resolved in any manner other than by adverse judgment against the Indemnified Party (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that the Indemnified Party has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
(i)    The termination of any Proceeding, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of an Indemnified Party to indemnification or create a presumption that the Indemnified Party did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnified Party had reasonable cause to believe that his or her conduct was unlawful.
8.     Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
(a)     To indemnify or advance expenses to an Indemnified Party with respect to Proceedings or claims initiated or brought voluntarily by the Indemnified Party and not by way of defense, unless
(i)     such indemnification is expressly required to be made by law,
(ii)     the Proceeding was authorized by the Board,

(iii)     such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the General Corporation Law of Delaware or
(iv)     the Proceeding is brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145.
(b)    To indemnify the Indemnified Party for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by the Indemnified Party of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law, (ii) any reimbursement of the Company by the Indemnified Party of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnified Party from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as modified by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and further modified by 15 U.S.C. § 78u(d), or the payment to the Company of profits arising from the purchase and sale by the Indemnified Party of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of the Company by the Indemnified Party of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act.
9.     Non-exclusivity.
(a)    The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company's Certificate of Incorporation or Bylaws, the vote of the Company's stockholders or disinterested directors, other agreements, or otherwise, both as to action in his official capacity and to action in another capacity while occupying his position as an Agent of the Company, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an Agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.
(b)    The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by [Name of Fund/Sponsor] and certain of [its][their] affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by an Indemnified Party are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Certificate of Incorporation or Bylaws of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect of this Agreement. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of

Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 9(b).
(c)    Except as provided in Section 9(b) above, in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than against the Fund Indemnitors), who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
(d)    Except as provided in Section 9(b) above, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that an Indemnified Party has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
(e)    Except as provided in Section 9(b) above, the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.
10.     Enforcement and Remedies of an Indemnified Party.
(a)In the event that (i) a determination is made pursuant to Section 7 of this Agreement that an Indemnified Party is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 7(b) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Sections 4(a), 4(d), 4(f) or 5(a) or the last sentence of Section 7(g) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made pursuant to Sections 4(b) or 4(c) of this Agreement within ten (10) days after a determination has been made that the Indemnified Party is entitled to indemnification or such determination is deemed to have been made pursuant to Section 7 of this Agreement, the Indemnified Party shall be entitled to an adjudication in the Court of Chancery of the State of Delaware, or, at the option of the Indemnified Party, in an arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association, of the Indemnified Party’s entitlement to such indemnification. The Indemnified Party shall commence such Proceeding seeking an adjudication within one hundred eighty (180) days following the date on which the Indemnified Party first has the right to commence such Proceeding pursuant to this Section 10(a). The Company shall not oppose the Indemnified Party’s right to seek any such adjudication.
(b)In the event that a determination shall have been made pursuant to Section 7(b) of this Agreement that an Indemnified Party is not entitled to indemnification, any judicial Proceeding commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial on the merits, and the Indemnified Party shall not be prejudiced by reason of the adverse determination under Section 7(b).
(c)If a determination shall have been made pursuant to Section 7(b) of this Agreement that an Indemnified Party is entitled to indemnification, the Company shall be bound by such determination in any judicial Proceeding commenced pursuant to this Section 10, absent (i) a misstatement by the Indemnified Party of a material fact, or an omission of a material fact necessary to make the Indemnified Party’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.
(d)In the event that an Indemnified Party, pursuant to this Section 10, seeks a judicial adjudication of his or her rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his or her behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 1 of this Agreement) actually and reasonably incurred by him or her in such judicial adjudication, regardless of whether the Indemnified Party ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.
(e)The Company shall be precluded from asserting in any judicial Proceeding commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that, to the fullest extent permitted by law, the Indemnified Party not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of the Indemnified Party’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnified Party hereunder. The Company shall indemnify an Indemnified Party against any and all Expenses and, if requested by the Indemnified Party, shall (within ten (10) days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by law, such expenses to the Indemnified Party, which are incurred by the Indemnified Party in connection with any action brought by the Indemnified Party for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, if, in the case of indemnification, the Indemnified Party is wholly successful on the underlying claims; if an Indemnified Party is not wholly successful on the underlying claims, then such indemnification shall be only to the extent the Indemnified Party is successful on such underlying claims or otherwise as permitted by law, whichever is greater.
(f)Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.
11.     Subrogation. In the event the Company is obligated to make a payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery under any valid and collectible insurance policy of D&O Insurance or another indemnity agreement covering the Indemnified Party, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
12.     Survival of Rights.
(a)     All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an Agent of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Indemnitee was serving in the capacity referred to herein.
(b)     The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
13.     Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent permitted by law including those circumstances in which indemnification would otherwise be discretionary. The headings of the Sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction of this Agreement.
14.     Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 13 of this Agreement.
15.     Savings Clause. If this Agreement or any portion of it is invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify an Indemnified Party as to expenses, judgments, fines, penalties or ERISA excise taxes with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.
16.     Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar) nor shall such waiver constitute a continuing waiver.
17.    Reliance; Integration; Bar Orders.
(a)    The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.
(b)    This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter of this Agreement.
(c)    The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of expenses under this Agreement.
18.     Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by prepaid certified mail or prepaid overnight courier or (iii) if transmitted by facsimile or electronic mail transmission (including

PDF). Any such notice or communication shall be deemed to have been given on (i) the day such notice or communication is personally delivered, (ii) three (3) days after such notice or communication is mailed by prepaid certified or registered mail, (iii) one (1) working day after such notice or communication is sent by overnight courier, or (iv) the day such notice or communication is faxed or sent electronically, provided that the sender has received a confirmation of such fax or electronic transmission. Addresses for notice to either party are as shown on the signature page of this Agreement. A party may, for purposes of this Agreement, change his, her or its address, fax number, email address or the person to whom a notice or other communication is marked to the attention of, by giving notice of such change to the other party pursuant to this Section 18.
19.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20.     Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and the Indemnified Parties hereby irrevocably and unconditionally (i) agree that, except as provided in Section 10(a) of this Agreement (regarding arbitration), any Proceeding arising out of or in connection with this Agreement shall be brought only in the Court of Chancery of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any Proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably [name] [address] as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such Proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such Proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such Proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

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The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.
THE COMPANY: IMMERSION CORPORATION

By: _________________________
Its: President and Chief Executive Officer Address: 2999 N.E. 191st Street, Suite 610 Aventura, FL 33180
Email: ___________________________
Facsimile: ________________________

INDEMNITEE:

[Signature]

[Print Name]

Address:

____________________________________

Email: ___________________________
Facsimile: ________________________